                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                  PREFERREDPLUS TRUST CERTIFICATES SERIES GRC-1

                                DISTRIBUTION DATE
                                 APRIL 17, 2006
                             CUSIP NUMBER 740434626

(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Goodrich Corporation (as successor to The B.F. Goodrich
         Company) 7.00% Notes due 2038 (the "Underlying Securities"):

                      Interest:                           $1,526,000.00
                      Principal:                                   0.00
                      Premium:                                     0.00

(ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                      Paid by the Trust:                          $0.00
                      Paid by the Depositor:                  $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                      Interest:                           $1,525,781.25
                      Principal:                                  $0.00

                      Unpaid Interest Accrued:                    $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                      Principal Amount:                  $43,600,000.00
                      Interest Rate:                               7.00%
                      Rating:
                          Moody's Investor Service            Baa3
                          Standard & Poor's Rating Service    BBB-

(v) the aggregate Certificate Principal Balance of such Series at the close of business on such Distribution Date.

                     ($25 Stated Amount)
                     Initial Principal Balance:          $38,750,000.00
                     Reduction:                                      (0)
                                                         --------------
                     Principal Balance 04/17/06:         $38,750,000.00